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                                                                      EXHIBIT 23



Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-33449, No. 33-35311, No. 33-48581 and No. 333-07551) pertaining to (a) the Harley-Davidson, Inc. 1986 Stock Option Plan and the Harley-Davidson, Inc. 1988 Stock Option Plan; (b) the Harley-Davidson Retirement Savings Plan for Salaried Employees, the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees, and the Holiday Rambler LLC Employees Retirement Plan; (c) the Harley-Davidson, Inc. 1990 Stock Option Plan; and (d) the Harley-Davidson, Inc. 1995 Stock Option Plan of our report dated January 17, 1998, with respect to the consolidated financial statements and schedule of Harley-Davidson, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                               ERNST & YOUNG LLP

Milwaukee, Wisconsin
March 30, 1998